  Exhibit 99.1

Dynatronics Schedules Conference Call to Report
Fourth Quarter and of Fiscal Year End 2020 Results

Eagan, MN (September 16, 2020) – Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the Company will release financial results of its fourth quarter and fiscal year ended June 30, 2020 before the market opens on Thursday, September 24, 2020.

The Company also will hold a conference call at 8:30 AM ET on Thursday, September 24, 2020, to discuss the results with analysts and institutional investors. The call will include remarks by management as well as questions and answers. Interested persons may access the live call by dialing (844) 602-0380 (U.S./Canada callers) or (862) 298-0970 (international callers). It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection. A replay will be available one hour after the live call until Midnight on October 23, 2020, by dialing (877) 481-4010, Pin 34333.

About Dynatronics Corporation
Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann™, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Contact:
Dynatronics Corporation
Investor Relations
Skyler Black
(801) 676-7201
skyler.black@dynatronics.com

For additional information, please visit: www.dynatronics.com
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